As filed with the Securities and Exchange Commission on January 20, 2011
Registration No. 333-158951

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	88-0346310
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

780 Beatty Street, Suite 307
Vancouver, British Columbia, Canada V6B 2M1
(604) 453-4870
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Jeffs
Live Current Media Inc.
780 Beatty Street, Suite 307
Vancouver, British Columbia, Canada V6B 2M1
(604) 453-4870
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.  Termination of registration statement and deregistration of related securities.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, as amended, which was originally filed on May 1, 2009 (file no. 333-158951) (the “Registration Statement”) to register the resale of 4,254,682 shares of common stock, $0.001 par value per share, (the “Common Stock”) of Live Current Media Inc. (formerly Communicate.com, Inc.) (the “Registrant”), including up to 1,627,338 shares of Common Stock issuable upon exercise of warrants, is being filed to deregister the shares of Common Stock that have not been resold.  This offering has been terminated because the Registrant intends to deregister the Common Stock under the Securities Exchange Act of 1934, as amended.  Consequently, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia on January 20, 2011.

Live Current Media Inc.

By:	/s/David Jeffs
David Jeffs
Chief Executive Officer and Principal
Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: January 20, 2011	/s/ David Jeffs
David Jeffs
Chief Executive Officer, Principal Financial and Accounting Officer and Director

Dated: January 20, 2011	/s/ Cameron Pan
Cameron Pan
Director

Dated: January 20, 2011	/s/ John da Costa
John da Costa
Director

Dated: January 20, 2011	/s/ Carl Jackson
Carl Jackson
Director

Dated: January 20, 2011	/s/ Susan Jeffs
Susan Jeffs
Director

Dated: January 20, 2011	/s/ Adam Rabiner
Adam Rabiner
Director

Dated: January 20, 2011	/s/ Amir Vahabzadeh
Amir Vahabzadeh
Director